PAGE 1
                                                           EXHIBIT 4


                    NAVISTAR INTERNATIONAL CORPORATION
                             AND SUBSIDIARIES
                    ----------------------------------
             INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                           INCLUDING INDENTURES


     The following instruments of Navistar International Corporation and its principal subsidiary Navistar International Transportation Corp. and its principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

   4.1  Indenture, dated as of March 1, 1968, between Navistar
        International Transportation Corp. and Manufacturers Hanover Trust Company, as Trustee, and succeeded by FIDATA Trust Company of New York, as successor Trustee, for 6 1/4% Sinking Fund Debentures due 1998 for $50,000,000. Filed on Registration No. 2-28150.

   4.2 Indenture, dated as of September 1, 1970, between Navistar International Transportation Corp. and Morgan Guaranty Trust Company, as Trustee, and succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 8 5/8% Sinking Fund Debentures due 1995 for $100,000,000. Filed on Registration No. 2-38164.

   4.3 Indenture, dated as of June 15, 1974, between Navistar International Transportation Corp. and Harris Trust and Savings Bank, as Trustee, and succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 9% Sinking Fund Debentures due 2004 for $150,000,000. Filed on Registration No. 2-51111.

   4.4 Form of Series A Warrant to purchase Common Stock. Filed on Registration No. 2-79744.

   4.5 Indenture, dated as of January 15, 1973, between Navistar Financial Corporation and Manufacturers Hanover Trust Company, as Trustee, succeeded by Commerce Union Bank, now known as Sovran Bank/Central South, as successor Trustee, for 7 1/2% Debentures due 1994 for $75,000,000. Filed on Registration No. 2-46636.

   4.6 Indenture, dated as of November 1, 1985, between Navistar Financial Corporation and Continental Bank N.A., as Trustee, for 11.95% Subordinated Debentures due 1995 for $100,000,000 (including form of debenture). Filed on Registration No. 33-1259-01.










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
         PAGE 2
                                              EXHIBIT 4 (CONTINUED)


                    NAVISTAR INTERNATIONAL CORPORATION
                             AND SUBSIDIARIES
                    ----------------------------------
             INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                           INCLUDING INDENTURES


   4.7 Indenture, dated September 22, 1989, between Navistar Financial Corporation, the First National Bank of Chicago, as Trustee, succeeded by Bank One, Columbus, N.A., as successor Trustee, for $400,000,000 of debt securities on terms to be determined at time of sale. Filed on Registration No. 33-31003.

   4.8 Indenture, dated as of November 15, 1993 between Navistar Financial Corporation and Continental Bank, National Association, as Trustee, for 8 7/8% Senior Subordinated Notes due 1998 for $100,000,000. Filed on Registration No. 33-50541.


======

     Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.




























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